SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment #1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 12, 2017

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Rockefeller Plaza, 20th Floor New York, NY	10111
(Address of principal executive offices)	(Zip Code)

(212) 751-0001

(Registrant’s telephone number, including area code)

N/A

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The sole purpose of this Amendment # 1 to Form 8-K is to furnish Exhibits 10.1 and 10.2 which were omitted from the original filing. No other changes have been made to the Form 8-K. This Amendment #1 to the Form 8-K speaks as of the original filing date of the Form 8-K, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the original Form 8-K.

Item 1.01

Entry into a Material Definitive Agreement.

On June 12, 2017 (the “Closing Date”), AXIM Biotechnologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with an institutional accredited investor (“Investor”) pursuant to which Investor invested $4,000,000 (the “Financing”).

On the Closing Date, the Company issued to Investor an unsecured Convertible Promissory Note (the “Note”) in the principal amount of $4,210,000, in exchange for payment by Investor of $4,000,000. The principal sum of the Note reflects the amount invested, plus a $200,000 “Original Issue Discount” (“OID”) and a $10,000 reimbursement of Investor’s legal fees. The Company also paid a placement fee of $60,000 to a third-party broker-dealer. The SPA and the Note are collectively referred to herein as the “Transaction Documents.” The Note matures in 18 months. So long as the Company is not in receipt of redemption notice (discussed below), the Note may be prepaid at any time, in whole or in part in minimum increments of $50,000, by making payment to Investor in an amount of cash equal to 125% of the amount being prepaid, plus accrued and unpaid interest.

There are no payments of principal or interest due under the Note for the first six months following its issuance. Commencing on the date that is six (6) months from the issuance of the Note, Investor may redeem a portion of the Note in monthly amounts not to exceed $350,000 in any calendar month. Provided the Company has not suffered an “Event of Default” and is in compliance with certain “Equity Conditions” (unless waived by Investor in either case), the Company, in its sole discretion, may make redemption payments in cash or by the issuance of common stock. If the Company chooses to make redemption payment in cash, the cash payment is subject to a 25% premium. If the Company chooses to make the redemption payment in stock, the number of shares issuable shall be 70% (reduced to 65% if the conversion shares are not DTC eligible for a period of at least 5 days) multiplied by the average of the three (3) lowest closing bid prices in the previous twenty (20) trading days. Payments may be made in a combination of cash and stock.

Events of Default include the events set forth in Section 4.1 of the Note, and include, but are not limited to, failure to make timely payments, failure to deliver conversion shares, bankruptcy, receivership, insolvency, failure to reserve required shares for issuance upon conversion, and failure to be DTC eligible.

Upon an Event of Default under the Note, Investor may accelerate the outstanding principal amount of the Note, plus accrued and unpaid interest, and other amounts owing through the date of acceleration. In the event of such acceleration, the interest rate on the Note shall accrue at the lesser of 22% per annum or the maximum rate permitted under applicable law.

Pursuant to the terms of the SPA the Company is required to reserve and keep available out of its authorized and unissued shares of common stock, a minimum of 2,250,000 shares of common stock.

The foregoing summary description of the terms of the Transaction Documents may not contain all information that is of interest to the reader. For further information regarding the terms of the Transaction Documents, reference is made to such Transaction Documents, which are filed hereto as Exhibits 10.1 and 10.2, and are incorporated herein by this reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02

Unregistered Sales of Equity Securities

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Note and the issuance of the shares of the Company’s common stock under the terms of the Note and the Financing is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

10.1

Securities Purchase Agreement, dated June 12, 2017, by and between the Company and Investor.

10.2

Convertible Promissory Note, issued the Company on June 12, 2017 to Investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: June 16, 2017	By:	/s/ Robert T. Malasek
Name: Robert T. Malasek
Chief Financial Officer